Exhibit 21 -- Subsidiaries of Registrant

Name of Subsidiary                  Community Bank of Southern Indiana,

Address of Subsidiary               202 East Spring Street
                                    New Albany, Indiana  47150

State of Incorporation              Indiana

Currently doing business as Community Bank of Southern Indiana



Name of Subsidiary                  Heritage Bank of Southern Indiana,

Address of Subsidiary               201 West Court Avenue
                                    Jeffersonville, Indiana  47131

State of Incorporation              Indiana

Currently doing business as Heritage Bank of Southern Indiana


Name of Subsidiary                  NCF Bank & Trust Company

Address of Subsidiary               106A West John Rowan Boulevard
                                    Bardstown, Kentucky 40004

State of Incorporation              Kentucky

Currently doing business as NCF Bank & Trust Company


Name of Subsidiary                  First Community Service Corporation

Address of Subsidiary               202 East Spring Street
                                    New Albany, Indiana  47150

State of Incorporation              Indiana

Currently inactive


Name of Subsidiary                  Nelson Service Corporation

Address of Subsidiary               106A West John Rowan Boulevard
                                    Bardstown, Kentucky 40004

State of Incorporation              Kentucky

Currently inactive